UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

SolarCity Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35758	02-0781046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 638-1028

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On January 9, 2015 (the “Closing Date”), certain subsidiaries of SolarCity Corporation (“SolarCity”) entered into a conduit financing (the “Conduit Financing”) with certain purchasers, Credit Suisse AG, New York Branch, as administrative agent and funding agent. Obligations under the Conduit Financing are backed by payments owed to SolarCity and its affiliates under loans made to residential customers to finance their purchase of solar energy systems (“Solar Loans”).

The Conduit Financing provides for the issuance by a subsidiary of SolarCity (“Issuer”) of up to $200,000,000 of variable funding notes, with up to $160,000,000 of class A notes (the “Class A Notes”) and up to $40,000,000 of class B notes (the “Class B Notes” and together with the Class A Notes, the “Notes”) outstanding during the term of the Conduit Financing. The Notes are non-recourse to SolarCity and mature on January 20, 2017 (the “Maturity Date”).

The Notes were issued pursuant to an indenture, dated as of January 9, 2015, by and between Issuer and U.S. Bank National Association, as indenture trustee.

Interest Rate. Outstanding Class A Notes bear interest at a rate per annum equal to cost of funds plus an applicable margin of 2.5% and outstanding Class B Notes bear interest at a rate per annum equal to cost of funds plus an applicable margin of 5.0%.

Voluntary Prepayments. Issuer is permitted to voluntarily prepay any outstanding Notes upon five business days’ written notice without premium or penalty, other than customary “breakage” costs.  Amounts prepaid may be redrawn through the issuance of additional Notes, subject to, among other things, the absence of any default under the financing documents governing the Conduit Financing.

Payments. Interest and principal payments on outstanding Notes will be made monthly. Any remaining amounts outstanding shall be payable no later than the Maturity Date.

Security. All amounts due under the Notes are secured, subject to certain exceptions, by Issuer’s rights, title, interest and benefits in and to the Solar Loans and certain other assets of the Issuer acquired in connection therewith, Issuer’s bank account into which payments made under the Solar Loans are deposited, and certain other related collateral. The Notes are not secured by any liens on the solar systems.

Certain Other Provisions. The Conduit Financing contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of Issuer to: (i) incur additional indebtedness; (ii) pay dividends on the equity interests of Issuer or redeem, repurchase or retire the equity interests of Issuer; (iii) make investments, acquisitions, loans and advances; (iv) sell, transfer or otherwise dispose of assets in the trust estate; (v) materially alter the business they conduct; (vi) consolidate, merge, liquidate or dissolve; (vii) grant liens; (viii) permit the lien of the indenture not to constitute a valid perfected first priority (other than with respect to certain permitted liens) security interest in the trust estate; and (ix) effect certain amendments to organizational documents and the indenture.

In addition to the foregoing negative covenants, the financing documents also contain certain customary representations and warranties, affirmative covenants, including special purpose entity covenants, and events of default.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SolarCity Corporation
(Registrant)

By:	/s/ Brad W. Buss
Brad W. Buss
Chief Financial Officer

Date: January 13, 2015